Exhibit 10.2

Appendix A

RSU Performance Objectives

The number of RSUs that become vested and payable pursuant to the Award shall be determined as the product of multiplying items (1), (2) and (3) below, where:

(1) is the number of RSUs subject to the Award as provided in Section 1 of this Agreement;

(2) is the “Contingent Percentage” (as set forth in Table A) that corresponds to the “Adjusted EBITDA Margin” (as defined below) achieved for the six-month period ending June 30, 2013; and

(3) is the “Revenue Growth Multiplier” (as set forth in Table B) that corresponds to the percentage change in “Company Revenue” (as defined below) achieved over the Performance Period.

Table A

Adjusted EBITDA Margin (for the six-month period ending June 30, 2013)	Contingent Percentage of Award Earned
> 19.00%	170%
> 18.50%	140%
> 18.00%	110%
> 17.75%	100%
> 17.50%	75%
> 17.00%	50%
< 17.00%	0%

Table B

Fiscal year 2013 Company Revenue as a percentage of fiscal year 2010 Company Revenue	Revenue Growth Multiplier
< 100.0%	0%
> 100.0% but < 102.0%	80% (-20%)
> 102.0% but < 104.0%	100%
> 104.0%	120% (+20%)

There shall be no upward or downward rounding of the calculated amount of Adjusted EBITDA Margin in determining the Contingent Percentage in accordance with Table A, nor shall there be any upward or downward rounding in determining the percentage change in Company Revenue in accordance with Table B.

Definitions

“Adjusted EBITDA” means, for the six-month period ending June 30, 2013, the Company’s net income determined in accordance with U.S. GAAP consistently applied and reported in the Company’s audited financial statements, plus (without duplication and only to the extent actually deducted in computing net income) an amount equal to the Company’s net interest expense (interest expense less interest income), income taxes, depreciation and amortization for the applicable period, transaction costs, integration costs, and non-cash stock-based compensation for the applicable period arising from the merger between Towers Perrin and Watson Wyatt, and other net non-operating losses (non-operating losses less non-operating income).

“Adjusted EBITDA Margin” means the percentage equal to the quotient of (i) Adjusted EBITDA divided by (ii) Company Revenue, each determined for the six-month period ending June 30, 2013.

“Company Revenue” means the Company’s gross revenue determined in accordance with U.S. GAAP consistently applied and reported in the Company’s audited financial statements, except to the extent that such amount is subsequently adjusted in accordance with the following provisions:

•                  Revenue for Towers Perrin for the period July 1, 2009 to December 31, 2009 will be added to fiscal year 2010 Company Revenue so that fiscal year 2010 Company Revenue reflects a full twelve months of Towers Perrin financial performance.

•                  Revenues associated with the divestiture or discontinuation of an operation (e.g., Pay Governance and VIPitech) will be eliminated from both fiscal year 2010 Company Revenue and fiscal year 2013 Company Revenue.

•                  Revenue associated with acquisitions:

•                  In the event an acquisition occurs during the first year of the performance period (fiscal year 2011), the acquired entity’s revenue for the year preceding the acquisition will be added to fiscal year 2010 Company Revenue.

•                  In the event an acquisition occurs during the second or third year of the performance period (fiscal year 2012 or fiscal year 2013), the acquired entity’s revenue for the year preceding the acquisition will be discounted using Towers Watson’s revenue growth rate from the year preceding the acquisition to the beginning of the performance period, and will be added to fiscal year 2010 Company Revenue.  In addition, the revenue to be counted for the acquired company in fiscal year 2013 Company Revenue will be adjusted, as necessary, to be representative of a full twelve months of revenue.

•                  Any adjustments to revenue resulting from acquisition accounting or conversion to US GAAP will be reflected in both fiscal year 2010 Company Revenue and fiscal year 2013 Company Revenue, as applicable.

•                  Acquisition revenue used will be as reported in the acquired entity’s publicly filed financial reports, if available, or the acquired entity’s audited financial reports.  In the event such financial reports are unavailable, revenue generated by the acquired entity will be provided by the 3rd party due diligence provider or by the investment bankers familiar with the acquired entity.

•                  Fiscal year 2010 Company Revenue will be adjusted to reflect a constant currency exchange between the local currency and the U.S. dollar over the 3-year measurement period.  Constant currency will be calculated by translating fiscal year 2010 Company Revenue using the fiscal year 2013 average applicable exchange rates.

The determination of the number of RSUs that become vested and payable pursuant to the Award, including the determinations of Adjusted EBITDA, Adjusted EBITDA Margin and Company Revenue, shall be in the sole discretion of the Committee, whose determination shall be final and binding on the Participant.  The Committee may exercise negative discretion in determining the number of RSUs that become vested and payable pursuant to the Award.